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                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Partners
HealthCare Properties, L.P.

We consent to incorporation by reference in the registration statement (No. 333-92045) for the 1997 Omnibus Stock and Incentive Plan for Capital Senior Living Corporation, as amended, on Form S-8, of our report dated February 4, 2000, except as to the third paragraph of note 13 which is as of March 1, 2000, relating to the consolidated balance sheet of HealthCare Properties, L.P. and subsidiaries as of December 31, 1999 and the related consolidated statements of income, partnership equity, and cash flows for each of the years in the two-year period ended December 31, 1999, which report appears in the December 31, 2000 annual report on Form 10-K of Capital Senior Living Corporation.



                                                       /s/ KPMG LLP
                                                       KPMG LLP


Dallas, Texas
March 19, 2001